UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	333-152959	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Main Street, Suite 420 Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (472) 464-0004

Infinity Resources Holdings Corp.

1375 North Scottsdale Road, Suite 140

Scottsdale, Arizona 85257

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Articles of Incorporation

On October 24, 2013, we filed amended and restated articles of incorporation with the Secretary of State of the state of Nevada to increase the total number of authorized shares of common stock from 100,000,000 to 200,000,000 and to change our name to Quest Resource Holding Corporation. Our amended and restated articles of incorporation are effective as of October 28, 2013. The full text of our amended and restated articles of incorporation is attached as Exhibit 3.1(a) to this Current Report on Form 8-K and our amended and restated articles of incorporation are incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of October 28, 2013, we amended and restated our bylaws to change our name from Infinity Resources Holdings Corp. to Quest Resource Holding Corporation. The full text of our amended and restated bylaws is attached as Exhibit 3.2(a) to this Current Report on Form 8-K and our amended and restated bylaws are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

3.1(a)	Second Amended and Restated Articles of Incorporation of Quest Resource Holding Corporation

3.2(a)	Second Amended and Restated Bylaws of Quest Resource Holding Corporation

99.1	Press release from Quest Resource Holding Corporation, dated October 28, 2013, entitled “Infinity Resources Holdings Corp. Changes Name to Quest Resource Holding Corporation”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2013	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Brian S. Dick
Brian S. Dick
President and Chief Executive Officer

EXHIBIT INDEX

3.1(a)	Second Amended and Restated Articles of Incorporation of Quest Resource Holding Corporation

3.2(a)	Second Amended and Restated Bylaws of Quest Resource Holding Corporation

99.1	Press release from Quest Resource Holding Corporation, dated October 28, 2013, entitled “Infinity Resources Holdings Corp. Changes Name to Quest Resource Holding Corporation”